UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2006 (November 1, 2006)

ENERGY TRANSFER PARTNERS, L.P.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 1-11727

Delaware	73-1493906
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2838 Woodside Street, Dallas, Texas	75204
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 981-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 1, 2006, Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”), issued 26,086,957 Class G Units, representing limited partner interests, to Energy Transfer Equity, L.P. (“ETE”), pursuant to a Contribution and Conveyance Agreement between the Partnership and ETE (the “Contribution Agreement”). In connection therewith, the Partnership entered into a Registration Rights Agreement with ETE (the “Registration Rights Agreement”), and the Partnership’s General Partner amended the Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P. (the “Partnership Agreement”) pursuant to Amendment No. 10 to the Partnership Agreement (“Amendment No. 10”). The proceeds of the issuance of the Class G Units were used to fund a portion of the Partnership’s previously announced Transwestern Pipeline acquisition and to repay indebtedness incurred in connection with its acquisition of Titan Energy Partners LP and Titan Energy GP LLC.

The descriptions of the Registration Rights Agreement and Amendment No. 10 included in Items 3.02 and 5.03 are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Contribution Agreement, the Partnership issued 26,086,957 Class G Units in exchange for a cash contribution of $1.2 billion. The price per Class G Unit was based upon a market discount from the closing price of the Partnership’s Common Units on October 31, 2006. No underwriting discounts or commissions were paid. The Class G Units were issued to ETE in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The terms and provisions of the Class G Units provide that they may be converted into Common Units of the Partnership upon the approval by the holders of the Partnership’s Common Units of a change in their terms. Pursuant to the Registration Rights Agreement, the Partnership has agreed to file with the Securities and Exchange Commission a registration statement to permit the resale of the converted units by the holders thereof.

The description of the Class G Units included in Item 5.03 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year

Pursuant to the terms of the Partnership Agreement, the Partnership’s General Partner entered into Amendment No. 10 on November 1, 2006, to create a new class of limited partner interests titled Class G Units, which may be converted to Common Units on a one-for-one basis upon receiving the requisite approval by the Partnership’s common unitholders. The Class G Units are entitled to vote upon any proposal submitted to the Partnership’s common unitholders, however, they are not entitled to vote on the proposal for their conversion. The Class G Units provide that, prior to conversion, the Class G Units will share in Partnership distributions and will be entitled to all items of Partnership income, gain, loss, deduction and credit as if the Class G Units were Subordinated Units. In the event the Class G Units are not converted to Common

Units within six months of their issuance, the Class G Units will be entitled to share in Partnership distributions based on 115% of the amount of any Partnership distribution to each Common Unit, and the right to receive distributions shall have the same order or priority relative to distributions on the Common Units.

The descriptions of the Registration Rights Agreement, Amendment No. 10 and the characteristics, terms and provisions of the Class G Units in this Item 5.03 are qualified in their entirety by the Registration Rights Agreement and Amendment No. 10, copies of which are being filed with this report as Exhibit 10.1 and 3.1.10, respectively, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
3.1.10	Amendment No. 10 to the Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P.

10.1	Registration Rights Agreement, dated November 1, 2006, between Energy Transfer Partners, L.P. and Energy Transfer Equity, L.P

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.

	By:	Energy Transfer Partners GP, L.P., General Partner
	By:	Energy Transfer Partners, L.L.C., General Partner

Date: November 3, 2006	By:	/s/ Ray C. Davis
Ray C. Davis
Co-Chief Executive Officer and officer duly authorized to sign on behalf of the registrant

	By:	/s/ Kelcy L Warren
Kelcy L. Warren
Co-Chief Executive Officer and officer duly authorized to sign on behalf of the registrant

INDEX TO EXHIBITS

Exhibit No.	Description
3.1.10	Amendment No. 10 to the Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P.

10.1	Registration Rights Agreement, dated November 1, 2006, between Energy Transfer Partners, L.P. and Energy Transfer Equity, L.P.